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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Fine Host Corporation

We consent to the use in this Registration Statement and Post Effective Amendment No. 1 to the Registration Statement No. 333-21869 of Fine Host Corporation on Form S-1 of our report dated February 28, 1997 appearing in the prospectus which is a part of such Registration Statement, and to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Registration Statement.

Deloitte & Touche LLP
New York, New York
May 8, 1997